Exhibit 10.1

PRAECIS PHARMACEUTICALS INCORPORATED

Form of

Incentive Stock Option Agreement

PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the “Company”), hereby grants as of this [DATE], to [NAME] (the “Employee”), an option to purchase a maximum amount of [NUMBER OF SHARES] shares of its common stock, par value $.01 per share (“Common Stock”), at the price of $[EXERCISE PRICE] per share.  To the extent the option granted hereby is exercisable pursuant to the terms hereof, such option may be exercised for a period of up to ten years from the date granted.  The option granted hereby is subject to the following terms and conditions:

1.                                       Grant Under Third Amended and Restated 1995 Stock Plan.  This option is granted pursuant to and is governed by the Company’s Third Amended and Restated 1995 Stock Plan (as it may be amended from time to time, the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2.                                       Grant as Incentive Stock Option; Other Options.  This option is intended to qualify as an incentive stock option under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to the full extent permitted thereunder and is otherwise a non-qualified stock option.  This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company.

3.                                       Extent of Option If Employment Continues.  So long as the Employee continues to be employed by the Company, this option shall become fully exercisable after a period of [NUMBER OF YEARS] years in accordance with the incentive stock option vesting schedule set forth in Annex A to this Agreement.

[INSERT FOR ALL EXECUTIVE OFFICER GRANTS AND EMPLOYEE  ANNUAL RELOAD GRANTS - Notwithstanding the foregoing, this option shall automatically become fully vested and exercisable immediately upon the termination of the Employee’s employment upon, or within a one-year period following, a “Change of Control” either by (i) the Company, other than for “Cause” or (ii) the Employee for “Good Reason” (as such terms are defined herein).

A “Change of Control” shall occur or be deemed to have occurred if:

(i) any individual, entity or “person” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of Company in substantially the same proportion as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally for the election of directors;

(ii) individuals who, as of the date hereof, constitute the Company’s Board of Directors (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute a majority of the Company’s Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(iii) the stockholders of the Company approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity or entities (whether or not the Company would be the surviving corporation), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or any parent thereof), immediately after such merger or consolidation, more than 50% of the combined voting power of the voting securities of such surviving entity or any parent thereof entitled to vote generally for the election of directors; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Cause” shall mean: (i) the Employee’s substantial and continuing willful failure to perform his or her assigned duties (other than any such failure resulting from incapacity due to injury or physical or mental illness), which failure is not cured within 30 days after a written demand for substantial performance is delivered to the Employee by the Company at the direction of the Company’s Board of Directors which specifically identifies the manner in which the Employee has not substantially performed his or her assigned duties, and provided the Employee has had a reasonable opportunity, after receipt of such written demand, to be heard (and to be represented by counsel) at a meeting of the Company’s Board of Directors, or (ii) (A) the Employee’s conviction of a felony (other than unintentional motor vehicle felonies) or (B) the Employee’s engaging in gross misconduct which is materially and demonstrably injurious to the Company, provided (in the case of this clause (B)) the Employee has received written notice from the Company at the direction of the Board of Directors specifically identifying the acts or omissions constituting such gross misconduct and the Employee has had a reasonable opportunity, after receipt of such notice, to be heard (and to be represented by counsel) at a meeting of the Company’s Board of Directors.  For purposes of this definition, no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.

“Good Reason” shall mean: (i) any adverse and material alteration or diminution in the Employee’s position, title or responsibilities as they existed immediately prior to the Change of Control, if the Company does not remedy such alteration or diminution within 30 days following notice from the Employee; (ii) the Company’s material reduction of the Employee’s annual base salary or targeted bonus opportunity, in each case as in effect immediately prior to the Change of Control; or (iii) relocation of the Company’s offices at which the Employee is employed immediately prior to the Change of Control which increases the Employee’s daily commute by more than 50 miles on a round trip basis.]

All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Employee ceases to be employed by the Company [(except as provided above in connection with certain terminations of employment upon or after a Change of Control of the Company)] or dies or becomes disabled while in the employ of the Company.

4.                                       Termination of Employment.  If the Employee ceases to be employed by the Company, [except as provided in Article 3,] no further installments of this option shall become exercisable and, except as provided in Article 5, this option shall terminate after the passage of ninety (90) days from the date employment ceases, but in no event later than the scheduled expiration date.  In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of the option.

5.                                       Death; Disability.  If the Employee dies while in the employ of the Company, this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date.  If the Employee ceases to be employed by the Company by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date.  At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6.                                       Partial Exercise.  Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and, absent the provisions of this Article 6, a fractional share would be required to be issued to permit the Employee to exercise completely such final installment.  Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.  No fractional share shall be issued under the Plan and the Employee shall receive from the Company cash in lieu of such fractional shares.

7.                                       Payment of Price.  The option price is payable in United States dollars and may be paid (i) in cash, (ii) by check, (iii) at the discretion of the committee, by delivery of shares of Common Stock (the value of which for this purpose shall be determined by the Committee), (iv) at the discretion of the Committee, by delivery of the Employee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (v) subject to clauses (iii) and (iv), by any combination of the foregoing, equal in amount to the option price.

Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code.  If the Employee delivers a personal recourse note as provided above, the Employee shall concurrently execute and deliver to the Company a pledge agreement in a form reasonably satisfactory to the Company, together with a stock certificate or certificates representing shares of Common Stock (having an aggregate fair market value (as determined by the Committee) equal as of the date of exercise to at least the value of the principal amount of the note), duly endorsed or accompanied by a stock power or powers duly endorsed, to secure the Employee’s obligations under such personal recourse note.

8.                                       Method of Exercising Option.  Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company at 830 Winter Street, Waltham, MA 02451-1420, or such other address at which the principal executive offices of the Company are located, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.  The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option.  In the event this option shall be exercised pursuant to Article 5 hereof by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.  All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

9.                                       Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution, or as otherwise permitted by the Committee in its sole discretion.  During the Employee’s lifetime, only the Employee or his or her guardian or legal representative can exercise this option.

10.                                 No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

11.                                 No Obligation to Continue Employment.  The Company and any Related Corporation (as defined in the Plan) are not by the Plan or this option obligated to continue the Employee in employment.

12.                                 No Rights as Stockholder until Exercise.  The Employee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefore has been issued to the Employee and is fully paid for.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

13.                                 Capital Changes and Business Successions.  The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.  In general, you should not assume that options necessarily would survive the acquisition of the Company.  In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, employment by the Company includes employment by a Related Corporation as defined in the Plan.

14.                                 Early Disposition.  The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this option.  A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the Employee was granted this option or (b) one year after the date the Employee acquired Common Stock by exercising this option.  If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.  The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition.  The Employee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this option.

15.                                 Withholding Taxes.  If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Article 14) of Common Stock received by the Employee on exercise of this option, the Employee hereby agrees that the Company may withhold from the Employee’s wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition.  If any portion of this option is treated as a Non-Qualified Option, the Employee hereby agrees that the Company may withhold from the Employee’s wages the appropriate amount of federal, state and local withholding taxes attributable to the Employee’s exercise of such Non-Qualified Option.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the optionee on exercise of this Option.  The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages sufficient to satisfy the Company’s withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

16.                                 No Exercise of Option if Employment Terminated for Misconduct.  If the employment of the Employee is terminated for “Misconduct,” this option shall terminate on the date of such termination of employment and shall thereupon not be exercisable to any extent whatsoever.  “Misconduct” is conduct, as determined by the Company’s Board of Directors, involving one or more of the following:  (i) the substantial and continuing failure of the Employee to render services to the Company in accordance with his or her assigned duties; (ii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company.  In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and to be heard at a hearing before the Board of Directors and present evidence on his or her behalf.  For the purposes of this Article 16, termination of employment shall be deemed to occur when the Employee receives notice that his or her employment is terminated.  [Notwithstanding the foregoing, immediately upon a Change of Control, this Section 16 shall automatically cease to be of any force or effect, and, accordingly, no termination of the Employee’s employment with the Company upon or after a Change of Control will be, or will be deemed to be, a termination for Misconduct for the purposes of this Article 16.]

17.                                 Lock-up Agreement.  In the event of an underwritten public offering of the Company’s securities, the Employee (or any permitted transferee pursuant to Article 9), whether or not such Employee’s shares issuable upon exercise of the option granted herein are included in such registration, hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Act, of any shares (other than as part of such underwritten offering), without the consent of the managing underwriter(s) for such offering (the “Managing Underwriter”), during a period commencing on the effective date of such registration and ending 180 calendar days thereafter, or such lesser period as the Company and the Managing Underwriter shall reasonably determine is required to effect a successful offering.

18.                                 Incorporation of Plan.  The Plan is hereby incorporated herein by reference and made a part hereof and the option and this Agreement are subject to all terms and conditions of the Plan.

19.                                 Provision of Documentation to Employee.  By signing this Agreement or a counterpart hereof, the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

20.                                 Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

21.                                 Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws provisions thereof.

22.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original but all of which shall represent one and the same agreement.

IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan incorporated herein by reference and acceptance of an original copy of the Agreement.

PRAECIS PHARMACEUTICALS
INCORPORATED

By:
Name:
Title:

Employee

Print Name of Employee

Street Address

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